UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2023

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 655-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Capital Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ADNWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2023, Advent Technologies Holdings, Inc., a Delaware corporation (the “Company”), entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (the “Agent”), for an at-the-market equity program under which it may sell up to $50 million of shares (the “Shares”) of the Company’s common stock (the “Common Stock”) from time to time through the Agent (the “ATM Offering”).

Pursuant to the ATM Agreement, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market, at prevailing market prices at the time of sale or as otherwise agreed with the Agent. The Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company has no obligation to sell, and the Agent is not obligated to buy or sell, any of the Shares under the ATM Agreement and may at any time suspend offers under the ATM Agreement or terminate the ATM Agreement. The ATM Offering will terminate upon the earlier of (i) the issuance and sale of all shares of our Common Stock subject to the ATM Agreement, or (ii) the termination of the ATM Agreement as permitted therein.

The Company will pay the Agent a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide the Agent with customary indemnification and contribution rights. The Company will also reimburse the Agent for certain specified expenses in connection with entering into the ATM Agreement and certain ongoing diligence expenses. The ATM Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

Under the terms of the ATM Agreement, in no event will the Company issue or sell through the Agent such number or dollar amount of shares of Common Stock that would (i) exceed the number or dollar amount of shares of Common Stock registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued shares of Common Stock, or (iii) exceed the number or dollar amount of Common Stock for which the Company has filed a prospectus supplement to the Registration Statement.

The offer and sale of the Shares will be made pursuant to the Company’s previously filed Registration Statement on Form S-3 (File No. 333-271389) that was declared effective on May 2, 2023 (the “Registration Statement”) and a prospectus supplement and accompanying prospectus relating to the ATM Offering filed with the Securities and Exchange Commission on June 2, 2023.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on 8-K (this “Report”).

This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	DESCRIPTION
1.1	At The Market Offering Agreement, dated June 2, 2023, between the Company and H.C. Wainwright & Co., LLC
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENT TECHNOLOGIES HOLDINGS, INC.

		By:	/s/ James F. Coffey
Dated:	June 2, 2023		Name:	James F. Coffey
			Title:	Chief Operating Officer and General Counsel

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